Exhibit 99.1

CompleTel Europe Announces (Euro)200 Million Senior Notes Offering

PARIS--(BUSINESS WIRE)--April 7, 2000--CompleTel Europe N.V. (Nasdaq NM: CLTL;
ParisBourse: CTL), a facilities-based provider of switched local telecommunications and related services to businesses and government end-users in western Europe, today announced that it agreed on April 6 to sell an aggregate of EURO200 million principal amount of its 14 percent senior notes due 2010. The notes have not been registered under the Securities Act of 1933, as amended (the ``Act'') and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Act.

CompleTel Europe N.V. is a European facilities-based competitive local exchange carrier (CLEC). Founded in 1998, CompleTel provides voice and data telecommunications and Internet-related services in Western Europe. CompleTel Europe, based in The Netherlands, has a headquarters office in Paris, France.

Paris office: Tour Ege, 9-11 alle de l'Arche, 92671 Courbevoie cedex, FRANCE +33 1 72 92 20 00